                                                                   Exhibit 10.25

                                LITTELFUSE, INC.
                    SUMMARY OF EXECUTIVE OFFICER COMPENSATION

      The compensation of executive officers of Littelfuse, Inc. (the "Company") primarily consists of three variable components: base salary, a potential cash bonus under the Company's annual incentive compensation program, and stock options or other awards under the 1993 Stock Plan for Employees and Directors of the Company (the "Stock Plan").

SALARIES

      The base salaries for Mr. Gordon Hunter, who assumed the offices of Chairman of the Board, President and Chief Executive Officer as of January 1, 2005, and each of the other executive officers named below are as follows:

Name and Principal Positions                Base Salary
-------------------------------------       -----------
Gordon Hunter, Chairman of the Board,
President and Chief Executive Officer       $   450,000

Philip G. Franklin, Vice President,         $   285,000
Operations Support and Chief
Financial Officer

David R. Samyn, Vice President and          $   240,000
General Manager of the Automotive
Business Unit

Elizabeth C. Calhoun, Vice President,       $   210,000
Human Resources

Kenneth R. Audino, Vice President,
Organizational Development and              $   190,000
Total Quality Management

ANNUAL INCENTIVE COMPENSATION PROGRAM

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      The target amounts, financial objectives and individual performance objectives under the annual incentive compensation program have not yet been, but are expected to be, established for 2005.

OTHER BENEFITS

      Each of the officers named above is eligible to participate in the Company's employee benefit plans applicable to executive officers, including the Stock Plan, the Company's Retirement Plan, as amended, the 401(k) Savings Plan, and the Supplemental Executive Retirement Plan, in accordance with the terms and conditions of such plans. These officers also are parties to Change of Control Employment Agreements that, among other things, entitle them to payments upon severance or upon a change of control of the Company.

      These officers also receive certain personal benefits from the Company, the value of which is less than $50,000 for each of such officers.

WHERE MORE INFORMATION CAN BE FOUND

      Each of the plans and agreements mentioned herein and the forms of awards thereunder are filed as exhibits to this Annual Report on Form 10-K for the fiscal year ended January 1, 2005 (the "Form 10-K"). These plans and agreements will be discussed further in the Company's Proxy Statement relating to the 2005 Annual Meeting of Stockholders, which will be incorporated by reference into this Form 10-K when filed.

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